Exhibit 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 related to the Stock Option Incentive Plan, 1991 Non-Statutory Stock Option Plan and the 1992 Non-Employee Director Plan (Commission File No. 33-94524), on Form S-3 relating to the registration of 1,061,734 shares of common stock (Commission File No. 33-86292), and on Form S-3 relating to the registration of 610,000 shares of common stock (Commission File No. 333-16035) of our report, dated January 31, 1997, with respect to the financial statements of MedAmicus, Inc., which appears in the Annual Report on Form 10-KSB for the year ended December 31, 1996.



                                             McGLADREY & PULLEN, LLP

Minneapolis, Minnesota
March 17, 1997